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                                                                    Exhibit 10.8

                     PROPERTY AND ASSET MANAGEMENT AGREEMENT

        This PROPERTY AND ASSET MANAGEMENT AGREEMENT (the "Agreement") is dated as of this _____ day of ________, 2004, by and among the Tenants in Common listed on Schedule A attached hereto (collectively, the "Tenants in Common"), and Behringer Harvard TIC Management Services LP, a Texas limited partnership (the "Property Manager").

        The Tenants in Common own the commercial real estate located in Washington, D.C. commonly known as Colorado Building and as more particularly described in Exhibit "A" attached hereto and incorporated herein (the "Project"). The Tenants in Common desire to engage the Property Manager to supervise, manage, lease, operate, and maintain the Project. The Tenants in Common have entered into a Tenants in Common Agreement (the "Tenants in Common Agreement") concurrently herewith.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.      COMMENCEMENT AND TERMINATION DATES; AUTHORITY OF TENANTS IN
                COMMON.

                1.1 COMMENCEMENT AND TERMINATION. The Property Manager's duties and responsibilities under this Agreement shall begin on the date of this Agreement and shall terminate on the earlier of (i) the sale of the Project or any portion thereof, as to such portion of the Project sold only (other than any sale of an undivided interest held by a Tenant in Common to a party that will acquire such interest subject to the Tenants in Common Agreement and this Agreement), (ii) termination or the failure to renew as provided in Section 10, or (iii) December 31, 2025.

                1.2     AUTHORITY OF THE TENANTS IN COMMON.

                        1.2.1 CONSENT OF THE TENANTS IN COMMON. The consent of the Tenants in Common shall be as set forth in Sections 2.2 and 2.3 of the Tenants in Common Agreement.

                        1.2.2 AUTHORITY OF PROPERTY MANAGER. Upon the approval of any item by the Tenants in Common pursuant to Sections 2.2 and 2.3 of the Tenants in Common Agreement, the Property Manager shall have the power and authority to act on behalf of the Tenants in Common with respect to such items.

        2.      PROPERTY MANAGER'S RESPONSIBILITIES.

                2.1 STATUS OF THE PROPERTY MANAGER. The Tenants in Common and the Property Manager do not intend to form a joint venture, partnership or similar relationship. Instead, the parties intend that the Property Manager shall act solely in the capacity of an independent contractor for the Tenants in Common. Nothing in this Agreement shall cause the Property Manager and the Tenants in Common to be joint venturers or partners of each other, and neither shall have the power to bind or obligate the other party by virtue of this Agreement, except as expressly provided in this Agreement. Nothing in this Agreement shall deprive or otherwise affect the right of either party to own, invest in, manage, or operate, or to conduct business activities which compete with the business of the Project.

                2.2 MANAGEMENT. The Property Manager shall manage, operate and maintain the Project in an efficient, economic, and satisfactory manner and shall arrange the performance of everything reasonably necessary for the proper operation of the Project for the tenants thereof, subject to (a) applicable governmental requirements and (b) the terms and provisions of this Agreement. At the expense of the Tenants in Common, the Property Manager shall keep the Project clean and in good repair, shall order and supervise the completion of such repairs as may be required and shall generally do and perform, or cause to be done or performed, all things necessary, required or desirable for the proper and efficient management, operation, and maintenance of the Project;

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provided the Tenants in Common, in a manner reasonably satisfactory to the
Property Manager, make available to the Property Manager such sums as are reasonably necessary to pay the costs thereof. In addition to the foregoing, Property Manager shall have exclusive responsibility for interfacing and communicating with the owner and holder of any deed of trust upon the Project, including, without limitation, Greenwich Capital Financial Products, Inc., a wholly-owned subsidiary of the Royal Bank of Scotland Group Plc (the current holder of the deed of trust on the Project) and its successors and assigns ("Greenwich Capital"), and shall (i) make all day to day business decisions customarily provided by a property manager and (ii) perform all services customarily provided by a property manager, with respect to interfacing with a lender, including, without limitation, designating changes in address, receiving any and all notices including, without limitation default notices on behalf of the Tenants in Common, requesting waivers of loan document provisions and negotiating conditions to any such requested waivers that might be granted by any such owner and holder, depositing rents or other revenues in any lockbox account maintained under such loan documents, receiving into an operating account to be maintained by Property Manager for the benefit of the Tenants in Common all disbursements made out of any such lockbox to the Tenants in Common as the borrower thereunder for the payment of operating expenses of the Project, or otherwise to be made to or to the account of the Tenants in Common as such borrower, requesting and receiving any amounts out of any reserve accounts or escrow accounts maintained by such lender on account of repairs, capital improvements, tenant improvements, leasing commissions, real estate taxes and assessments and insurance proceeds or otherwise. The Property Manager shall perform all services in a diligent and professional manner.

                2.3 EMPLOYEES: INDEPENDENT CONTRACTOR. The Property Manager shall employ, directly or through third party contractors (e.g. employee leasing company), at all times a sufficient number of capable employees to enable the Property Manager to properly, adequately, safely and economically manage, operate and maintain the Project. All matters pertaining to the supervision of such employees shall be the responsibility of the Property Manager. All salaries and benefits and positions of employees who perform work in connection with the Project shall be consistent with the Budget (as defined in Section 2.5.1).

                2.4     COMPLIANCE WITH LAWS, MORTGAGES AND OTHER MATTERS.

                        2.4.1 The Property Manager shall use reasonable efforts to comply with any deed of trust, mortgage or other loan documents affecting the Project and all governmental requirements, including Board of Fire Underwriters or other similar body, relative to the performance of its duties hereunder and cause the Project to comply with any deed of trust, mortgage or other loan documents affecting the Project and all governmental requirements, including Board of Fire Underwriters or other similar body. Property Manager may implement such procedures with respect to the Project as the Property Manager may deem advisable for the more efficient and economic management and operation thereof. The Property Manager shall pay from the Operating Account (defined in Section 6.1) expenses incurred to remedy violations.

                        2.4.2 The Property Manager shall furnish to the Tenants in Common, promptly after receipt, any notice of violation of any governmental requirement or order issued by any governmental entity, any Board of Fire Underwriters or other similar body against the Project, any notice of default from the holder of any mortgage or deed of trust encumbering the Project or any notice of termination or cancellation of any insurance policy.

                2.5     BUDGETS AND OPERATING PLAN.

                        2.5.1 The Property Manager shall prepare and submit to the Tenants in Common annually an annual capital and operating budget ("Budget") for the promotion, operation, leasing, repair, maintenance and improvement for such calendar year. The Budget for the initial calendar year is attached hereto as Exhibit "B" and is hereby approved by each Tenant in Common. The Property Manager shall deliver each subsequent Budget for each subsequent calendar year prior to December 15th of the calendar year before the budget year, or as soon as possible thereafter. The Tenants in Common shall approve or disapprove of the Budget as set forth in Section 2.3 of the Tenants in Common Agreement and the Property Manager agrees to comply with the terms and conditions of Section 2.3 of the Tenants in Common Agreement. The Property Manager may proceed under the terms of the proposed Budget for items that are not objected to and may take any action with respect to items not approved for Permitted Expenditures (as defined in Section 2.5.2). In the event that the items that are objected to are operational expenditures, as opposed to capital expenditures, the Property Manager shall be entitled to operate the Project using the prior year's budget until the approval is obtained. The Property Manager shall

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provide the Tenants in Common with such information regarding the Budget as may be, from time to time, reasonably requested by the Tenants in Common. The Property Manager may at any time submit a revised Budget to the Tenants in Common for their approval consistent with the terms of this Section.

                        2.5.2 The Property Manager shall charge all expenses to the proper account as specified in the Budget, provided that the Property Manager may reallocate savings from one line item to other line items. The Property Manager shall submit (subject to the same procedures as set forth in Section 2.5.1) a revised Budget to the Tenants in Common before making any expenditure not within the Budget unless the expenditure is (a) less than Fifty Thousand Dollars ($50,000), or (b) is, in the Property Manager's reasonable judgment, required to avoid personal injury, significant property damage, a default under any loan encumbering the Project, a violation of applicable law or the suspension of a service (collectively, "Permitted Expenditures").

                        2.5.3 During each calendar year, in the regular quarterly reports sent to the Tenants in Common, the Property Manager shall inform the Tenants in Common of any material increases in costs and expenses not foreseen and not included in the Budget within a reasonable time after the Property Manager learns of such changes.

                        2.5.4 Together with the submission of the Budget, the Property Manager shall submit each year to the Tenants in Common for information purposes only an operating plan for the general operation of the Project, including a proposed list of improvements to the Project, general insurance plan, marketing plan and plan for the general operation and maintenance of the Project (the "Operating Plan"). The Property Manager may submit a revised Operating Plan to the Tenants in Common at any time.

                        2.5.5 Any controversy between the parties hereto arising out of or related to the Budget shall be settled as set forth in Section
2.2.3 of the Tenants in Common Agreement.

                        2.5.6 The Property Manager shall be required to provide Greenwich Capital all budgets or reports required in any loan documents entered into with Greenwich Capital (the "Greenwich Capital Loan Documents") and comply with the provisions applicable to the Property Manager set forth in the Greenwich Capital Loan Documents.

                        2.5.7 The Property Manager is hereby authorized to make draws on the $3,000,000 holdback from the Greenwich Capital Loan for leasing expenses as permitted under the terms of this Agreement and the Greenwich Capital Loan Documents.

                2.6     LEASING.

                        2.6.1 The Property Manager shall use commercially reasonable efforts to obtain tenants for all leasable space in the Project and to renew leases and rental agreements (collectively, "Leases"). The Property Manager shall have the authority to negotiate new and renewal Leases on behalf of the Tenants in Common and to execute and deliver on behalf of the Tenants in Common any Leases that are approved by the Tenants in Common pursuant to Section
2.2 of the Tenants in Common Agreement. In connection with its leasing efforts, the Property Manager may advertise the Project for lease.

                        2.6.2 Notwithstanding anything to the contrary contained herein, the Property Manager shall only provide customary services to tenants of the Project and shall provide no other services to the tenants on behalf of the Tenants in Common.

                        2.6.3 The Property Manager shall not, without the prior written approval of the Tenants in Common, give free rental or discounts or rental concessions to any employees, officers or shareholders of the Property Manager or anyone related to such employees, officers or shareholders unless such discounts or concessions are in lieu of salaries or other benefits to which they would be contractually entitled. The Property Manager shall not lease any space in the Project to itself or to any of its affiliates or subsidiaries.

                        2.6.4 The Property Manager shall reasonably investigate all prospective tenants, and shall not rent to persons not meeting credit standards reasonable for the market. The Property Manager may obtain a credit check for all prospective tenants through Dunn & Bradstreet, TRW or a similar service ("Credit Check

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Companies"). The Property Manager shall retain such information for the duration of the tenancy, and shall make it available to the Tenants in Common upon reasonable notice, subject to compliance with any confidentiality restrictions required by Credit Check Companies. The Property Manager does not guarantee the accuracy of any such information or the financial condition of any tenant.

                        2.6.5 The Property Manager and the Tenants in Common agree that there shall be no discrimination against or segregation of any person or group of persons on account of age, race, color, religion, creed, handicap, sex or national origin in the leasing of the Project, nor shall the Tenants in Common or the Property Manager permit any such practice or practices of discrimination or segregation with respect to the selection, location, number or occupancy of tenants.

                        2.6.6 The Property Manager shall engage contractors, engineers, architects and other consultants on behalf of the Tenants in Common to design and construct customary tenant improvements contemplated by the Leases that are in accordance with the approved leases or the Budget. The Property Manager shall oversee the design and construction of such tenant improvements. For any contract requiring payment in excess of $50,000, the Property Manager shall follow the bidding requirements specified in Section 2.9.

                        2.6.7 The Property Manager is hereby authorized to execute any and all Subordination and Non-Disturbance Agreements, Tenant Estoppel Certificates and Tenant Notices with respect to the Project, and any and all property tax declaration forms with respect to the acquisition of the Project. In connection with the acquisition of the Project and with respect to space leased by the United States of America, the Property Manager is hereby authorized to execute the Novation Agreements with the United States of America, acting by and through the General Services Administration.

                2.7 COLLECTION OF RENTS AND OTHER INCOME. The Property Manager shall bill all tenants and shall use its commercially reasonable efforts to collect all rent and other charges due and payable from any tenant or from others for services provided in connection with the Project. The Property Manager shall deposit all monies so collected in the Operating Account (as defined in Section 6.1). The Property Manager shall allocate all income, revenue and expense from the Project to the Tenants in Common as set forth in the Tenants in Common Agreement.

                2.8 REPAIRS AND MAINTENANCE. The Property Manager shall maintain the buildings, appurtenances and grounds of the Project, other than areas that are the responsibility of tenants, including, without limitation, all ordinary and extraordinary repairs, cleaning, painting, decorations and alterations including electrical, plumbing, carpentry, masonry, elevators and such other routine repairs as are necessary or reasonably appropriate in the course of maintenance of the Project (subject to the limitations of this Agreement). The Property Manager shall pay actual and reasonable expenses for materials and labor for such purposes from the Operating Account. The Property Manager shall take reasonable precautions against fire, vandalism, burglary and trespass to the Project.

                2.9 CAPITAL EXPENDITURES. The Property Manager may make any capital expenditure within any Budget approved by the Tenants in Common without any further consent, provided that the Property Manager follows the bidding requirements set forth in this Section 2.9 for a capital expenditure in excess of $50,000. All other capital expenditures other than Permitted Expenditures shall be subject to submittal of a revised Budget to the Tenants in Common. Unless the Tenants in Common specifically waive such requirements, or approve a particular contract, the Property Manager shall award any contract for a capital improvement exceeding $50,000 in cost on the basis of competitive bidding, solicited from a minimum of two (2) written bids. The Property Manager shall accept the bid of the lowest bidder determined by the Property Manager to be responsible and qualified.

                2.10    SERVICE CONTRACTS, SUPPLIES AND EQUIPMENT.

                        2.10.1 The Property Manager may enter into or renew any contract for cleaning, maintaining, repairing or servicing the Project or any of the constituent parts of the Project (including contracts for fuel oil, security or other protection, extermination, landscaping, architectural or engineering services) contemplated by the Budget and consistent with the Operating Plan with any unrelated third party. Each such service contract shall (a) be in the name of the Tenants in Common, (b) be assignable to the nominee of the Tenants in Common and (c) be for a term not to exceed one (1) year. Unless the Tenants in Common specifically waive such requirements or approve a particular contract, all service contracts for amounts in excess of $50,000 per year shall be subject to the bidding requirements specified in Section 2.9.

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                        2.10.2  If this Agreement terminates or is not renewed
pursuant to Section 10, the Property Manager, at the option of the Tenants in Common, shall assign to the nominee of the Tenants in Common all of the Property Manager's interest in all service agreements pertaining to the Project, if any.

                        2.10.3 At the expense of the Tenants in Common, the Property Manager shall purchase, provide, and pay for all needed janitorial and maintenance supplies, tools and equipment, restroom and toilet supplies, light bulbs, paints, and similar supplies necessary to the efficient and economical operation and maintenance of the Project. Such supplies and equipment shall be the property of the Tenants in Common. All such supplies, tools, and equipment shall be delivered to and stored at the Project and shall be used only in connection with the management, operation, and maintenance of the Project.

                        2.10.4 The Property Manager shall use reasonable efforts to purchase all goods, supplies or services at the lowest cost reasonably available from reputable sources in the metropolitan area where the Project is located. In making any contract or purchase hereunder, the Property Manager shall use reasonable efforts to obtain favorable discounts for the Tenants in Common and all discounts, rebates or commissions under any contract or purchase order made hereunder shall inure to the benefit of the Tenants in Common. The Property Manager shall make payments under any such contract or purchase order to enable the Tenants in Common to take advantage of any such discount if the Tenants in Common provide sufficient funds therefor.

                2.11 TAXES, MORTGAGES. The Property Manager, unless otherwise requested, shall obtain and verify bills for real estate and personal property taxes, general and special real property assessments and other like charges (collectively "Taxes") which are or may become liens against the Project and appeal such Taxes as the Property Manager may decide in its reasonable judgment. The Property Manager shall report any such Taxes that materially exceed the amounts contemplated by the Budget to the Tenants in Common prior to the Property Manager's payment thereof. The Property Manager, if requested by the Tenants in Common, will cooperate to prepare an application for correction of the assessed valuation (in cooperation with representatives of the Tenants in Common) to be filed with the appropriate governmental agency. The Property Manager shall pay, within the time required to obtain discounts, from funds provided by the Tenants in Common or from the Operating Account, all utilities, Taxes and payments due under each lease, mortgage, deed of trust or other security instrument, if any, affecting the Project. To the extent contemplated by the Budget and in conformance with the Operating Plan (as either may be revised from time to time), the Property Manager may make any such payments.

                2.12 TENANT RELATIONS. The Property Manager will use reasonable efforts to develop and maintain good tenant relations in the Project. At all times during the term hereof, the Property Manager shall use its reasonable efforts to retain existing tenants in the Project and, after completion of the initial leasing activity, to retain the new tenants. The Property Manager shall use its reasonable efforts to secure compliance by the tenants with the terms and conditions of their respective Leases.

                2.13 MISCELLANEOUS DUTIES. The Property Manager shall (a) maintain at the Property Manager's office at the Property Manager's address as set forth in Section 12 or at the subcontractor to the Property Manager or at the Project or at a designated office in the region of the Project and readily accessible to the Tenants in Common orderly files containing rent records, insurance policies, leases and subleases, correspondence, receipted bills and vouchers, bank statements, canceled checks, deposit slips, debit and credit memos, and all other documents and papers pertaining to the Project or the operation thereof; (b) provide reports for the preparation and filing by the Tenants in Common of each income or other tax return required by any governmental authority, including annual statements allocating the expenses of and income from the Project to each Tenant in Common; (c) consider and record tenant service requests in systematic fashion showing the action taken with respect to each, and thoroughly investigate and report to the Tenants in Common in a timely fashion with appropriate recommendations all complaints of a nature that might have a material adverse effect on the Project or the Budget; (d) supervise the moving in and out of tenants and subtenants; arrange, to the extent possible, the dates thereof to minimize disturbance to the operation of the Project and inconvenience to other tenants or subtenants; and render an inspection report, an assessment for damages and a recommendation on the disposition of any deposit held as security for the performance by the tenant under its lease with respect to each premises vacated; (e) check all bills received for the services, work and supplies ordered in connection with maintaining and operating the Project and, except as otherwise provided in this Agreement, pay such bills when due and payable; and (f) not knowingly permit the use of the Project for any purpose that might void any policy of insurance held by the Tenants in Common or that might render any loss thereunder uncollectible. All such records are the property of the Tenants in Common and will be delivered to the Tenants in Common upon request.

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        3.      BASIC INSURANCE.

                3.1     INSURANCE.

                        3.1.1 The Property Manager, at the Tenants in Common's expense, will obtain and keep in force adequate insurance against physical damage (such as fire with extended coverage endorsement, boiler and machinery) and against liability for loss, damage or injury to property or persons that might arise out of the occupancy, management, operation or maintenance of the Project, as contemplated by the Operating Plan and any loan documents affecting the Project and to the extent available at commercially reasonable rates. The Property Manager shall not be required to maintain earthquake or flood insurance unless expressly directed to do so by a specific written notice from the Tenants in Common or as required by any loan documents affecting the Project, but may do so in the Property Manager's reasonable discretion. The Property Manager shall be a named insured on all property damage insurance and an additional insured on all liability insurance maintained with respect to the Project. In the event the Property Manager receives insurance proceeds for the Project, the Property Manager will take any required actions as set forth in any loan documents affecting the Project. In the event that the Property Manager receives insurance proceeds that are not governed by the terms of any loan documents affecting the Project, the Property Manager will either (i) use such proceeds to replace, repair or refurbish the Project or (ii) distribute such proceeds to the Tenants in Common, as directed by the Tenants in Common. Any insurance proceeds distributed to the Tenants in Common will be distributed subject to the fees owed to the Property Manager pursuant to this Agreement.

                        3.1.2 As part of the Operating Plan, the Property Manager shall advise the Tenants in Common in writing and make recommendations with respect to the proper insurance coverage for the Project, taking into account the insurance requirements set forth in any deed of trust or mortgage on the Project, shall furnish such information as the Tenants in Common may reasonably request to obtain insurance coverage and shall reasonably aid and cooperate with respect to such insurance and any loss thereunder. The Tenants in Common acknowledge that the Property Manager is not a licensed insurance agent or insurance expert. Accordingly, the Property Manager shall be entitled to rely on the advice of a reputable insurance broker or consultant regarding the proper insurance for the Project.

                        3.1.3 The Property Manager shall investigate and submit, as soon as reasonably possible, a written report to the insurance carrier and the Tenants in Common as to all accidents, claims for damage relating to the ownership, operation and maintenance of the Project, any damage to or destruction of the Project and the estimated costs of repair thereof, and prepare and file with the insurance company in a timely manner required reports in connection therewith. Notwithstanding the foregoing, the Property Manager shall not be required to give such notice to the Tenants in Common if the amount of such claims, damage or destruction, as reasonably estimated by the Property Manager, does not exceed $50,000 for any one occurrence. The Property Manager shall settle all claims against insurance companies arising out of any policies, including the execution of proofs of loss, the adjustment of losses, signing and collection of receipts and collection of money, except that the Property Manager shall not settle claims in excess of $50,000 without the prior approval of the Tenants in Common as set forth in Section 2.3 of the Tenants in Common Agreement.

                3.2 ADDITIONAL INSURANCE. Any insurance obtained by the Property Manager for its own account and not for the benefit of the Tenants in Common or the Project shall be at the Property Manager's own expense.

                3.3 CONTRACTOR'S AND SUBCONTRACTOR'S INSURANCE. The Property Manager shall require all contractors and subcontractors entering upon the Project to perform services to have insurance coverage at the contractor's or subcontractor's expense, in the following minimum amounts: (a) worker's compensation - statutory amount; (b) employer's liability (if required under applicable law) - $500,000 (minimum); and (c) comprehensive general liability insurance, including comprehensive auto liability insurance covering the use of all owned, non-owned and hired automobiles, with bodily injury and property damage limits of $1,000,000 per occurrence. The Property Manager may waive such requirements in its reasonable discretion. The Property Manager shall obtain and keep on file a certificate of insurance that shows that each contractor and subcontractor is so insured.

                3.4 WAIVER OF SUBROGATION. To the extent available at commercially reasonable rates, all property damage insurance policies required hereunder shall contain language whereby the insurance carrier

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thereunder waives any right of subrogation it may have with respect to the
Tenants in Common or the Property Manager.

        4.      FINANCIAL REPORTING AND RECORD KEEPING.

                4.1 BOOKS OF ACCOUNTS. The Property Manager shall maintain adequate and separate books and records for the Project with the entries supported by sufficient documentation to ascertain their accuracy with respect to the Project. Such books and records shall contain a separate allocation of income and expenses to each Tenant in Common. The Tenants in Common agree to provide to the Property Manager any financial or other information reasonably requested by the Property Manager to carry out its services hereunder. The Property Manager shall maintain such books and records at the Property Manager's office at the Property Manager's address as set forth in Section 12 or at the subcontractor to the Property Manager or at the Project or at a designated office in the region of the Project. The Property Manager shall ensure such control over accounting and financial transactions as is reasonably necessary to protect the Tenants in Common's assets from theft, error or fraudulent activity by the Property Manager's employees. The Property Manager shall bear losses arising from such instances, including, without limitation, the following: (a) theft of assets by the Property Manager's employees, principals, or officers or those individuals associated or affiliated with the Property Manager; (b) overpayment or duplicate payment of invoices arising from either fraud or gross negligence, unless credit is subsequently received; (c) overpayment of labor costs arising from either fraud or gross negligence, unless credit is subsequently received by the Tenants in Common; (d) overpayment resulting from payment from suppliers to the Property Manager's employees or associates arising from the purchase of goods or services for the Project; and (e) unauthorized use of facilities by the Property Manager or the Property Manager's employees or associates.

                4.2 FINANCIAL REPORTS. On or about the forty-fifth (45th) day following each quarter, the Property Manager shall furnish to the Tenants in Common a report of all significant transactions occurring during the prior quarter. These reports shall show all collections, delinquencies, uncollectible items, vacancies and other matters pertaining to the management, operation, and maintenance of the Project during the quarter. The Property Manager also shall deliver to the Tenants in Common within a reasonable time after (i) the close of a calendar year and (ii) the termination of this Agreement, a balance sheet for the Project. The statement of income and expenses, the balance sheet, and all other financial statements and reports shall be prepared on an accrual basis according, to the extent possible, to generally accepted accounting principles (except that footnote disclosures are not required). The Property Manager may, but shall not be required, to obtain audited financial statements for the Project. The Property Manager shall also comply with all reporting requirements relating to the operation of the Project required under any deed of trust affecting the Project.

                4.3 SUPPORTING DOCUMENTATION. As additional support to the quarterly financial statement, unless otherwise directed by the Tenants in Common, and at the expense of the Tenants in Common, the Property Manager shall maintain and make available at the Property Manager's office at the Property Manager's address as set forth in Section 12 or at the subcontractor to the Property Manager or at the Project or at a designated office in the region of the Project the following: (a) all bank statements, bank deposit slips, bank debit and credit memos, canceled checks, and bank reconciliations; (b) detailed cash receipts and disbursement records; (c) detailed trial balance for receivables and payables and billed and unbilled revenue items; (d) rent roll of tenants; (e) paid invoices (or copies thereof); (f) summaries of any adjusting journal entries; (g) supporting documentation for payroll, payroll taxes and employee benefits; (h) appropriate details of accrued expenses and property records; (i) information regarding the operation of the Project necessary for preparation of the tax returns for the Tenants in Common; and (j) market study of competition (quarterly only). The Property Manager shall deliver a copy of the documents described in (a) through (j) above to any Tenant in Common upon written request. The Property Manager shall maintain within such items separate income and expense accounts for each Tenant in Common, where and as appropriate.

                4.4 TAX INFORMATION. The Property Manager shall provide the Tenants in Common with sufficient information so that the Tenants in Common can prepare their income tax returns with appropriate adjustments to convert the information prepared on an accrual basis to the cash method of accounting.

        5. RIGHT TO AUDIT. Each of the Tenants in Common and their representatives may examine all books, records and files maintained for the Tenants in Common by the Property Manager. The Tenants in Common may perform any audit or investigations relating to the Property Manager's activities at any office of the Property

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Manager if such audit or investigation relates to the Property Manager's activities for the Tenants in Common. Should any of the Tenants in Common discover defects in internal control or errors in record keeping, the Property Manager shall undertake with all appropriate diligence to correct such discrepancies either upon discovery or within a reasonable period of time. The Property Manager shall inform the Tenants in Common in writing of the action taken to correct any audit discrepancies.

        6.      BANK ACCOUNTS.

                6.1 OPERATING ACCOUNT. To the extent funds are not required to be placed in a lockbox pursuant to any loan documents affecting the Project, the Property Manager shall deposit all rents and other funds collected from the operation of the Project in a reputable bank or financial institution in a special trust or depository account or accounts for the Project maintained by the Property Manager for the benefit of the Tenants in Common. The Property Manager shall maintain books and records of the funds deposited in the accounts and withdrawals therefrom (including records of deposits and withdrawals credited and charged to each Tenant in Common) (such accounts together with any interest earned thereon, shall collectively be referred to herein as the "Operating Account"). The Tenants in Common shall maintain the Operating Account so that an amount at least as great as the budgeted expenses for such month is in such Operating Account as of the first of each month. The Property Manager shall pay from the Operating Account the operating expenses of the Project and any other payments relative to the Project as required by this Agreement. If more than one account is necessary to operate the Project, each account shall have a unique name, except to the extent any Lender requires sub-accounts within any account.

                6.2 SECURITY DEPOSIT ACCOUNT. If law or a Lender requires a segregated account of security deposits, the Property Manager will open a separate account at a reputable bank or other financial institution. The Property Manager shall maintain such account in accordance with applicable law and/or the applicable loan agreement. The Property Manager shall use the account only to maintain security deposits. The Property Manager shall inform the bank or financial institution to hold the funds in trust for the Tenants in Common. The Property Manager shall maintain detailed records of all security deposits deposited, and allow the Tenants in Common or its designees access to such records. The Property Manager may return such deposits to any tenant in the ordinary course of business in accordance with the terms of the applicable lease.

                6.3 ACCESS TO ACCOUNT. As authorized by signature cards, representatives of the Property Manager shall have access to and may draw upon all funds in the accounts described in Sections 6.1 and 6.2 without the approval of the Tenants in Common. Additionally, representatives of the Property Manager shall have access to and may draw upon any funds escrowed or held in reserve for capital expenditures without the approval of the Tenants in Common, provided that the requirements of Section 2.9 and any additional Lender requirements with respect to such amounts are satisfied. The Tenants in Common may not withdraw funds from such accounts without the Property Manager's signature except following the Property Manager's default beyond any applicable notice and cure period or the termination of this Agreement.

        7. PAYMENTS OF EXPENSES. The Property Manager shall pay all expenses of the operation, maintenance and repair with respect to the Project contemplated by the Budget directly from the Operating Account or shall be reimbursed by the Tenants in Common, subject to the conditions set forth in
Section 2, including the following: (a) costs of the gross salary and wages or proportional shares thereof, payroll taxes, worker's compensation insurance, and all other benefits of employees required to manage, operate and maintain the Project properly, adequately, safely and economically, subject to this Agreement, provided that the Property Manager shall not pay such employees in advance; (b) cost to correct the violation of any governmental requirement relating to the leasing, use, repair and maintenance of the Project, or relating to the rules, regulations or orders of the local Board of Fire Underwriters or other similar body, if such cost is not the result of the Property Manager's gross negligence or willful misconduct; (c) actual and reasonable cost of making all repairs, decorations and alterations if such cost is not the result of the Property Manager's gross negligence or willful misconduct; (d) cost incurred by the Property Manager in connection with all service agreements; (e) cost of collection of delinquent rents collected by a collection agency or attorney; (f) legal fees of attorneys; (g) cost of capital expenditures subject to the restrictions in Section 2.9 and in this Section; (h) cost of printed checks for each account required by the Tenants in Common; (i) cost of utilities; (j) cost of advertising; (k) cost of printed forms and supplies required for use at the Project; (l) management compensation set forth in Section 9; (m) the cost of tenant improvements to the Project; (n) all hiring, relocation and termination costs for any employee, including those individuals whose salaries and benefits are paid by the Tenants in Common; (o) broker commissions; (p) debt service; (q) the cost of services, contractors and insurance; (r) reimbursement of the Property Manager's out-of-pocket costs and expenses to the extent not prohibited by Section 8; (s) general accounting and reporting services within the reasonable scope of the Property Manager's responsibility to the Tenants in Common; (t) cost of forms, papers, ledgers, and other supplies and equipment used in the Property Manager's office at any location; (u) cost of electronic data processing equipment, including personal computers located at the Property Manager's office off the Project for preparation of reports, information and returns to be prepared by the Property Manager under the terms of this Agreement; (v) cost of electronic data processing provided by computer service companies for preparation of reports, information and returns to be prepared by the Property Manager under the terms of this Agreement; (w) travel and entertainment expenses intended to advance the interests of the Project such as travel and entertainment for prospective new tenants or for brokers; and (x) all overhead and indirect expenses of the Property Manager's office, including, but not limited to, communication costs (telephone, postage, etc.), computer rentals or time, supplies (paper, envelopes, business forms, checks, payroll forms and record cards, forms for governmental reports, etc.), printing, equipment, insurance, fidelity bonds, taxes and license fees, and general office expenses allocable to the Project. All other amounts payable with respect to the Project shall be payable from the Operating Account only after a revised Budget has been submitted to the Tenants in Common, as provided in this Agreement. If there are not sufficient funds in the account to make any such payment, the Property Manager shall notify the Tenants in Common, if possible, at least ten (10) days prior to any delinquency so that the Tenants in Common have an opportunity to deposit sufficient funds in the Operating Account to allow for such payment before the imposition of any penalty or late charge. No later than the end of the succeeding month, the Property Manager shall remit to the Tenants in Common all unexpended funds for the prior month, except for reserves reflected in the Budget or required by the Lender which shall remain in the Operating Account in the amount equal to the expenses budgeted for the month in which the remittance is to be made. Except with respect any expenses that are determined to be properly allocable on other than a pro rata basis, all expenses of the Project shall be allocated to the Tenants in Common on a pro rata basis.

        8.      PROPERTY MANAGER'S COSTS NOT TO BE REIMBURSED.

                8.1 NON-REIMBURSABLE COSTS. The following expenses or costs incurred by or on behalf of the Property Manager in connection with the management and leasing of the Project shall be at the sole cost and expense of the Property Manager and shall not be reimbursed by the Tenants in Common: (a) costs attributable to losses arising from gross negligence, willful misconduct or fraud on the part of the Property Manager, the Property Manager's associates or employees; and (b) cost of insurance purchased by the Property Manager for its own account.

                8.2 LITIGATION. The Property Manager will be responsible for and hold the Tenants in Common harmless from, all costs relating to disputes with employees for worker's compensation (to the extent not covered by insurance), discrimination or wrongful termination, including legal fees and other expenses.

        9.      COMPENSATION.

                9.1 PROPERTY MANAGEMENT FEE. The Property Manager shall receive, for its services in managing the day-to-day operations of the Project in accordance with the terms of this Agreement, a monthly property management fee (the "Property Management Fee") equal to three percent (3%) of the Gross Revenues (defined below), which Property Management Fee shall be in addition to the Asset Management Fee (defined in Section 9.2) and any out-of-pocket and on-site personnel costs that are reimbursable pursuant to Section 7. "Gross Revenues" shall be all gross billings from the operations of the Project including rental receipts, lease buy-out payments, and reimbursements by tenants for common area expenses, operating expenses and taxes and similar pass-through obligations paid by tenants, but excluding (i) security deposits received from tenants and interest accrued thereon for the benefit of the tenant until such deposits or interest are included in the taxable income of the Tenants in Common; (ii) advance rents (but not lease buy-out payments) until the month in which payments are to apply as rental income; (iii) reimbursements by tenants for work done for that particular tenant, (iv) proceeds from the sale or other disposition of all or any part of the Project, (v) insurance proceeds received by the Tenants in Common as a result of any insured loss (except proceeds from rent insurance or the excess of insurance proceeds for repairs over the actual costs of such repairs), (vi) condemnation proceeds not attributable to rent,
(vii) capital contributions made by the Tenants in Common; (viii) proceeds from capital, financing and any other transactions not in the ordinary course of the operation of the Project, (ix) income derived from interest on investments or otherwise, (x) abatement of taxes, awards arising out of takings by eminent domain, discounts and dividends on insurance policies, and (xi) rental concessions not paid by third parties. The Property Management Fee shall be payable monthly from the Operating Account or from other funds timely provided by the Tenants in Common. Upon termination of this Agreement, the parties will prorate the Management Fee on a daily basis to the effective date of such cancellation or termination. Upon a sale of the Project, the Property Manager shall receive additional compensation equal to the previous month's Property Management Fee as compensation for work to be performed in connection with the sale or completion of managing matters relating to each tenant.

                9.2 ASSET MANAGEMENT FEE. The Property Manager shall receive, for its services in supervising the overall management and operation of the Project in accordance with the terms of this Agreement, an annual asset management fee (the "Asset Management Fee") equal to $12,000 for each calendar year and pro rated for any partial year, which Asset Management Fee shall be in addition to the Property Management Fee (defined in Section 9.1) and shall be payable pro rata on a monthly basis on the first day of each month (or in the case of the first partial month beginning on the date hereof a pro rata amount payable on the date hereof) plus any out-of-pocket and on-site personnel costs that are reimbursable pursuant to Section 7. The Property Manager may defer, in its sole discretion, all or any portion of such annual Asset Management Fee. Any such unpaid Asset Management Fees shall, in all event, be paid upon the earliest to occur of the following events: (i) the termination of this Agreement, (ii) the sale of the Project or (iii) 10 years from the accrual of any such unpaid Asset Management Fee. Upon termination of this Agreement or upon a sale of the Project, the parties will prorate the Asset Management Fee on a daily basis to the effective date of such cancellation or termination. In the event the Property Manager hires a local property manager to assist in the management of the Project, the Property Manager will be responsible for the compensation of such local property manager.

                9.3 LEASING COMMISSIONS. The Property Manager, or an affiliate, shall receive, for its services in leasing the Project in accordance with the terms of this Agreement, a leasing commission (the "Leasing Commission") as set forth on the Schedule of Leasing Commissions attached hereto as Exhibit "C".

                9.4 CONSTRUCTION MANAGEMENT FEE. The Property Manager, or an affiliate, shall receive, for its services in supervising any construction or repair project in or about the Project, a construction management fee (the "Construction Management Fee") equal to five percent (5%) of any amount (including related professional services) that is expended for construction, tenant improvement or repair projects.

                9.5 FINANCING FEE. The Property Manager, or an affiliate, will receive from each Tenant in Common, a fee equal to 1.0% of the principal amount of any loan obtained by or for the Tenants in Common; provided, however, no separate financing fee shall be paid with respect to the original loan made (or to be made immediately upon execution of this Agreement) by the Lender. This fee will be payable to the Property Manager or its affiliate whether or not an outside loan broker is used. The financing fee will be pro rated among the Tenants in Common.

                9.6 SELLING COMMISSION. If, during the term of this Agreement, the Tenants in Common determine to sell or exchange the Project, or any portion thereof (including an undivided interest of a single Tenant in Common in the event the Property Manager participates in such sale), the Tenants in Common hereby grant the Property Manager, or an affiliate, for a 180-day term, the right to participate in the marketing of the Project on terms acceptable to the Tenants in Common. The Tenants in Common shall notify the Property Manager in writing of the determination to sell or exchange, which notification shall specify the commencement and termination date of such 180-day term. If the Project is sold, exchanged or otherwise disposed of as a result of offers received during such 180-day term, and the Property Manager or its designee, subcontractor or assignee participated in the sale, a commission shall be paid by the Tenants in Common to the Property Manager equal to two and one half percent (2 1/2%) of the sales price. In addition to the foregoing, the Property Manager may at any time negotiate with potential purchasers and submit offers to purchase to the Tenants in Common for approval. If the Project is sold, exchanged or otherwise disposed of as a result of any such offers, the Property Manager shall be entitled to a commission paid by the Tenants in Common in an amount equal to two and one half percent (2 1/2%) of the sales price. If another broker participates in the transaction, then the Property Manager may cooperate with that broker, on terms and conditions acceptable to the Property Manager and approved by the Tenants in Common, with commissions to the other broker to be paid by the Tenants in Common. Notwithstanding the above, if there is a broker fee paid to a third party broker, the total commission paid to the Property Manager, or its affiliate, and the third party broker shall not exceed two and one half percent (2 1/2%).

                9.7 APPLICATION OF FEES. Each Tenant in Common shall be responsible for his or her percentage share, based on percentage ownership interests in the Project, of all of the fees set forth in this Agreement.

                9.8 AFFILIATE OF BEHRINGER. Notwithstanding the provisions of this Section 9, in the event that Behringer or any of its affiliates own an interest in the Project and such party is subject to the National Association of Security Dealers guidelines attributable to management fees, the fees charged to such Tenant in common shall not exceed the amount that is allowed to be paid under such guidelines.

        10.     TERMINATION.

                10.1 TERMINATION BY THE TENANTS IN COMMON. This Agreement shall terminate on December 31, 2025; provided, however, that this Agreement shall terminate on December 31, 2004 and each anniversary of such date unless all of the Tenants in Common consent to the extension of this Agreement pursuant to Section 1.2.1.

                10.2    TERMINATION BY THE PROPERTY MANAGER.

                        10.2.1 The Property Manager shall have the right to terminate this Agreement, provided that the Tenants in Common are in default in the performance of any of their obligations hereunder, and such default remains uncured for thirty (30) days following the Property Manager's giving of written notice of such default to the Tenants in Common.

                        10.2.2 The Property Manager shall have the right to terminate this Agreement for any reason upon 60 days written notice.

                10.3 FINAL ACCOUNTING. Within forty-five (45) days after termination of this Agreement for any reason, the Property Manager shall: (a) deliver to the Tenants in Common a final accounting, setting forth the balance of income and expenses on the Project as of the date of termination; (b) transfer to any account indicated by the Tenants in Common any balance or monies of the Tenants in Common or tenant security deposits held by the Property Manager with respect to the Project (or transfer the accounts in which such sums are held as instructed by the Tenants in Common); and (c) deliver to a subsequent property manager or other agent indicated by the Tenants in Common all materials and supplies, keys, books and records, contracts, leases, receipts for deposits, unpaid bills and other papers or documents that pertain to the Project. For a period of forty-five (45) days after such expiration or cancellation for any reason other than the Tenants in Common's default, the Property Manager shall be available, through its senior executives familiar with the Project, to consult with and advise the Tenants in Common or any person or entity succeeding to the Tenants in Common as owner of the Project or such other person or persons selected by the Tenants in Common regarding the operation and maintenance of the Project. In addition, the Property Manager shall cooperate with the Tenants in Common in notifying all tenants of the Project of the expiration and termination of this Agreement, and shall use reasonable efforts to cooperate with the Tenants in Common to accomplish an orderly transfer of the operation and management of the Project to a party designated by the Tenants in Common. The Property Manager shall receive its monthly Management Fee for such services. The Property Manager shall, at its cost and expense, promptly remove all signs wherever located indicating that it is the Property Manager and replace and repair any damage resulting therefrom. Termination of this Agreement shall not release either party from liability for failure to perform any of the duties or obligations as expressed herein and required to be performed by such party for the period before the termination.

        11. CONFLICTS. The Property Manager shall not deal with or engage, or purchase goods or services from, any subsidiary or affiliated company of the Property Manager in connection with the management of the Project for amounts above market rates.

        12. NOTICES. Any notice to be given or other document or payment to be delivered by any party to any other party hereunder shall be addressed to the party for whom intended, as follows:

                To the Property Manager at:

                Behringer Harvard TIC Management Services LP
                1323 North Stemmons Freeway
                Suite 220
                Dallas, Texas 75207

                To the Tenants in Common at:

                c/o Behringer Harvard Colorado Building H, LLC
                1323 North Stemmons Freeway
                Suite 224
                Dallas, Texas 75207

                With a copy to the Tenants in Common at the addresses specified on Exhibit "A" of the Tenants in Common Agreement.

Any party hereto may from time to time, by written notice to the others, designate a different address which shall be substituted for the one above specified. Unless otherwise specifically provided for herein, all notices, payments, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given and received (i) upon personal delivery, or (ii) as of the third business day after mailing by United States mail, with postage prepaid, addressed as set forth above, or (iii) the immediately succeeding business day after deposit with Federal Express or other similar overnight delivery system.

        13.     MISCELLANEOUS.

                13.1 ASSIGNMENT. The Property Manager may not assign this Agreement without the prior written consent of the Tenants in Common, except with respect to an assignment to an affiliate, including, but not limited to a wholly-owned subsidiary, which shall be permissible under this Agreement, which consent may be withheld in the Tenants in Common's sole and absolute discretion; provided, however, that the Property Manager may assign, subcontract or delegate the day-to-day management responsibilities, leasing services and/or disposition services to one or more local property managers or leasing companies so long as the Property Manager continues to supervise the overall management of the Project and provide other customary asset management services. Subject to the Tenants in Common Agreement, a Tenant in Common may assign its rights under this Agreement to a party acquiring its undivided interest ("Successor Tenant in Common"). A Successor Tenant in Common shall take such interest subject to this Agreement, and the Tenant in Common and Successor Tenant in Common shall execute an agreement whereby (i) the assigning Tenant in Common assigns to the Successor Tenant in Common all of its right, title and interest in and to this Agreement; and (ii) the Successor Tenant in Common assumes and agrees to perform faithfully and to be bound by all of the terms, covenants, conditions, provisions and agreements of this Agreement with respect to the undivided interest to be transferred. Upon execution of such assignment and assumption agreement, the assigning Tenant in Common shall be relieved of all liability accruing after the effective date of the assignment and, without further action by the Property Manager or the other Tenants in Common, the Successor Tenant in Common shall become a party to this Agreement.

                13.2 GENDER. Each gender shall include each other gender. The singular shall include the plural and vice-versa.

                13.3 AMENDMENTS. Except as otherwise provided, each amendment, addition or deletion to this Agreement shall not be effective unless approved by the parties in writing. Except for amendments occurring as a result of a transfer of a Tenant in Common Interest that is made pursuant to the Greenwich Capital Loan Documents, any amendment to this Agreement must be consented to in writing by Greenwich Capital, or, after securitization of the Greenwich Capital Loan, from each rating agency that provides a rating in connection with the Greenwich Capital Loan unless the Property Manager shall have provided written confirmation from each rating agency that provides a rating in connection with the Greenwich Capital Loan that such amendment shall not result in any withdrawal, qualification or downgrade of such rating. Greenwich Capital is expressly intended to be a third party beneficiary of this Section and shall have the right to enforce the obligations of the parties hereunder.

                13.4 ATTORNEYS' FEES. In any action or proceeding between the Property Manager and the Tenants in Common arising from or relating to this Agreement or the enforcement or interpretation hereof, the party prevailing in such action or proceeding shall be entitled to recover from the other party all of its reasonable attorneys' fees and other costs and expenses of the action or proceeding.

                13.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without regard to any choice of law rules.

                13.6 VENUE. Any action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in Dallas, Texas.

                13.7 HEADINGS. All headings are only for convenience and ease of reference and are irrelevant to the construction or interpretation of any provision of this Agreement.

                13.8 REPRESENTATIONS. The Property Manager represents and warrants that it is fully qualified and licensed, to the extent required by law, to manage and lease real estate and perform all obligations assumed by the Property Manager hereunder. The Property Manager shall use reasonable efforts to comply with all such laws now or hereafter in effect.

                13.9    INDEMNIFICATION BY THE PROPERTY MANAGER.

                        13.9.1 The Property Manager shall indemnify, defend and hold the Tenants in Common and their shareholders, officers, directors, and employees harmless from any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including reasonable attorneys' fees and court costs, sustained or incurred by or asserted against the Tenants in Common by reason of the acts of the Property Manager which arise out of the gross negligence, willful misconduct or fraud of the Property Manager, its agents or employees or the Property Manager's breach of this Agreement. If any person or entity makes a claim or institutes a suit against the Tenants in Common on a matter for which the Tenants in Common claim the benefit of the foregoing indemnification, then (a) the Tenants in Common shall give the Property Manager prompt notice thereof in writing; (b) the Property Manager may defend such claim or action by counsel of its own choosing provided such counsel is reasonably satisfactory to the Tenants in Common; and (c) neither the Tenants in Common nor the Property Manager shall settle any claim without the other's written consent.

                        13.9.2 The Property Manager acknowledges that the Tenants in Common have or will be entering into loan documents, which may include provisions for personal liability for the Tenants in Common on certain "nonrecourse carve-outs." The Property Manager hereby agrees that to the extent that the Tenants in Common are required to make payments on such indemnification as a direct result of (i) the Property Manager's fraud, willful misconduct or misappropriation, (ii) the Property Manager's commission of a criminal act,
(iii) the misapplication by Property Manager of any funds derived from the Project received by the Property Manager, including any failure to apply such proceeds in accordance with the requirements of any existing loan documents applicable to the Project, or (iv) damage or destruction to the Project caused by acts of the Property Manager that are grossly negligent, the Property Manager will indemnify the Tenants in Common for any such liability that was caused by such actions.

                13.10 INDEMNIFICATION BY THE TENANTS IN COMMON. The Tenants in Common shall indemnify, defend and hold the Property Manager and its shareholders, officers, directors and employees harmless from any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including reasonable attorneys' fees and court costs, sustained or incurred by or asserted against the Property Manager by reason of the operation, management, and maintenance of the Project and the performance by the Property Manager of the Property Manager's obligations under this Agreement but only to the extent of each Tenants in Common's interest in the Project, except those which arise from the Property Manager's gross negligence, willful misconduct or fraud. If any person or entity makes a claim or institutes a suit against the Property Manager on matter for which the Property Manager claims the benefit of the foregoing indemnification, then (a) the Property Manager shall give the Tenants in Common prompt notice thereof in writing; (b) the Tenants in Common may defend such claim or action by counsel of their own choosing provided such counsel is reasonably satisfactory to the Property Manager; (c) neither the Property Manager nor the Tenants in Common shall settle any claim without the other's written consent; and (d) this subsection shall not be so construed as to release the Tenants in Common or the Property Manager from any liability to the other for a breach of any of the covenants agreed to be performed under the terms of this Agreement. Each Tenant in Common agrees that this Section 13.10 is subject and subordinate to the Greenwich Capital Loan Documents and the liens created thereby and to all rights of Greenwich Capital thereunder.

                13.11 COMPLETE AGREEMENT. This Agreement shall supersede and take the place of any and all previous agreements entered into between the parties with respect to the Project.

                13.12 SEVERABILITY. If any provisions of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement, where the application of such provisions or circumstances other than those as to which it is determined to be invalid or unenforceable shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

                13.13 NO WAIVER. The failure by either party to insist upon the strict performance of or to seek remedy of any one of the terms or conditions of this Agreement or to exercise any right, remedy, or election set forth herein or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but such item shall continue and remain in full force and effect. All rights or remedies of the parties specified in this Agreement and all other rights or remedies that they may have at law, in equity or otherwise shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy of the parties.

                13.14 BINDING EFFECT. This Agreement shall be binding and inure to the benefit of the parties and their respective successors and assigns.

                13.15 ENFORCEMENT OF THE PROPERTY MANAGER'S RIGHTS. In the enforcement of its rights under this Agreement, the Property Manager shall not seek or obtain a money judgment or any other right or remedy against any shareholders or disclosed or undisclosed principals of the Tenants in Common. The Property Manager shall enforce its rights and remedies solely against the estate of the Tenants in Common in the Project or the proceeds of any sale of all or any portion of the Tenants in Common's interest therein.

                13.16 COUNTERPARTS. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

        14.     SPECIAL LENDER PROVISIONS.

                14.1 The Tenants in Common hereby grant to Property Manager the power and authority: (i) to discuss with the owner and holder of the Greenwich Capital Loan (as hereinafter defined) ("Lender") in connection with all matters arising under the Loan Documents (as hereinafter defined) that involve the Project and its management, on behalf of the Tenants in Common, and
(ii) to carry-out all of Property Manager's obligations, authority and duties under this Agreement, including, without limitation, those set forth in Section
2. The Property Manager is expressly empowered and authorized to make disbursement requests from, and to receive draws or disbursements from all reserve accounts established under the Loan Documents on behalf of Tenants in Common and to receive disbursements from any lockboxes on behalf of Tenants in Common. Each Tenant in Common by its execution or assumption hereof acknowledges and confirms the authorization hereby expressly given to Lender to confer with Property Manager on all matters arising under the Loan Documents insofar as they relate to the management and operation of the Property and the obligations of the Tenants in Common to Lender in connection therewith. Lender may rely upon the provisions of this Section 14.1, and the actions of the Property Manager taken pursuant thereto, without further inquiry, and Tenants in Common shall be bound by any such action Property Manager may take; provided, however, that nothing set forth herein shall excuse the Property Manager from obtaining the consent of the Tenants in Common if required hereunder or pursuant to the Tenant in Common Agreement.

                14.2 In addition, the power and authority granted by the Tenants in Common shall include the power and authority to execute, acknowledge, swear to the execution, acknowledgment of and the filing of documents involving the ownership, financing, management, and operation of the Project consistent with this Agreement and the Tenants in Common Agreement, and any and all such other documents as may be necessary to implement the management powers of Property Manager set forth in this Agreement and the Tenants in Common Agreement.

                14.3 Notwithstanding any of the provisions of this Section 14, as between Property Manager, on the one hand, and Tenants in Common, on the other hand, this power and authority shall in no event empower Property Manager to purchase, transfer, sell, exchange or encumber the Project or execute any document or instrument for any Tenant in Common.

                14.4 The Property Manager may exercise the power and authority set forth in this Agreement by a facsimile signature.

                14.5 Each Tenant in Common and Property Manager hereby acknowledges and agrees that Greenwich Capital Financial Products, Inc. is making a loan of up to $28,000,000 (the "Greenwich Capital Loan") to be secured by a deed of trust upon the Project and that for all purposes hereunder such deed of trust shall qualify as and be the first lien deed of trust encumbering the Project.

                14.6 Each of the Tenants in Common and the Property Manager hereby acknowledges and agrees that its rights and remedies provided for anywhere in this Agreement, including, without limitation, all rights of indemnity or defense provided for above, and any and all fees payable hereunder are subject and subordinate as to payment and in all other respects to the terms and provisions of and the liens and interests of the Greenwich Capital Loan and the documents and instruments evidencing, securing or governing the Lender Loan (collectively, the "Loan Documents"); provided, however, that nothing set forth herein shall prohibit the current payment of amounts due under this Agreement. Each of the Tenants in Common and the Property Manager hereby waives during the term of the Greenwich Capital Loan any and all lien rights that it may have against any Tenant in Common's undivided interest or in the Property as a whole as a result of any default hereunder or for the payment of any sum due hereunder. In addition, each of the Tenants in Common and the Property Manager hereby irrevocably agrees to stand still and not to enforce any of its rights or remedies hereunder, at law or in equity, including, without limitation, by bringing any legal action or proceeding (including, without limitation, any involuntary bankruptcy proceeding) or by prosecuting any claim in any foreclosure proceeding or other legal action or proceeding commenced by Lender, until the Greenwich Capital Loan has been indefeasibly paid in full. Each of the Tenants in Common and the Property Manager agrees that all applicable statutes of limitation shall be tolled during any such stand still period. Each of the Tenant in Common and the Property Manager hereby irrevocably assigns to Lender, during the term of the Greenwich Capital Loan, its right to vote in any bankruptcy or similar proceeding of any other Tenant in Common or Property Manager. Each of the Tenants in Common and Property Manager hereby acknowledges and agrees that, notwithstanding anything to the contrary elsewhere set forth in this Agreement, Lender is an intended third party beneficiary of the terms and provisions of this Section 14, that this Section 14 may be enforced by Lender and that the terms and provisions of this Section 14 may not be terminated or modified without the prior written consent of Lender in its sole and absolute discretion, until the Greenwich Capital Loan has been indefeasibly paid in full.

                14.7 Each Tenant in Common hereby designates Property Manager as the party to receive all notices (including but not limited to service of process) on behalf of the Tenants in Common pursuant to the Loan Documents, including all notices from the holder of any mortgage or deed of trust secured by the Project pursuant to the Greenwich Capital Loan Documents. Property Manager shall have the right to communicate with Greenwich Capital on behalf of the Tenants in Common and to handle all matters as directed by the Tenants in Common under the terms of the Greenwich Capital Loan Documents. Without limitation of the foregoing, Property Manager shall provide to Greenwich Capital all reports and other information required pursuant to the terms of the Greenwich Capital Loan Documents and request the approval of Greenwich Capital for any matters requiring such approval in accordance with the terms of the Greenwich Capital Loan Documents. All reporting covenants contained in the Greenwich Capital Loan Documents, while constituting the obligation of the Tenants in Common thereunder, shall be performed by Property Manager on behalf of the Tenants in Common.

                14.8 This Agreement and all of the terms and provisions hereof shall in all respects be subject to and subordinate to the terms of the Greenwich Capital Loan Documents.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date and year first above written.

                                    PROPERTY MANAGER:

                                    Behringer Harvard TIC Management Services
                                    LP, a Texas limited partnership


                                    By:
                                       -----------------------------------------
                                       Robert M. Behringer, Chief Executive
                                       Officer

                                    TENANTS IN COMMON:

                                    Behringer Harvard Colorado Building H, LLC, a Delaware limited liability company

                                    By:
                                       -----------------------------------------
                                       Gerald J. Reihsen, III, Secretary

                                    TIC COLORADO BUILDING 2, LLC, a Delaware limited liability company

                                    By: Colonial Plaza - A-1 Mini Storage,
                                        L.L.C., a Florida limited liability
                                        company, its sole member


                                        By:
                                           -------------------------------------
                                           Luciano D. Mendes, its sole member

                                    TIC COLORADO BUILDING 3, LLC, a Delaware limited liability company


                                    By:
                                       -----------------------------------------
                                       Carol P. Duncan, its sole member

                                    TIC COLORADO BUILDING 4, LLC, a Delaware limited liability company


                                    By:
                                       -----------------------------------------
                                       James A. Dunn, as Trustee of the James A.
                                       Dunn Inter Vivos Trust, its sole member

                                    TIC COLORADO BUILDING 5, LLC, a Delaware limited liability company


                                    By:
                                       -----------------------------------------
                                       Fred B. Marsh, as Trustee of the Marsh
                                       Revocable Trust of 2002, its sole member


                                    By:
                                       -----------------------------------------
                                       Mary A. Marsh, as Trustee of the Marsh
                                       Revocable Trust of 2002, its sole member

                                    TIC COLORADO BUILDING 6, LLC, a Delaware limited liability company


                                    By:
                                       -----------------------------------------
                                       John L. Nellis, its sole member

                                    TIC COLORADO BUILDING 7, LLC, a Delaware limited liability company


                                    By:
                                       -----------------------------------------
                                       Christine T. McLaughlin, its sole member

                                    TIC COLORADO BUILDING 8, LLC, a Delaware limited liability company


                                    By:
                                       -----------------------------------------
                                       Thomas Scheidt, its sole member

                                    TIC COLORADO BUILDING 10, LLC, a Delaware limited liability company


                                    By:
                                       -----------------------------------------
                                        Robert Dunn, its sole member

                                    By:
                                       -----------------------------------------
                                        Linda Dunn, its sole member

                                   SCHEDULE A

                                TENANTS IN COMMON

Behringer Harvard Colorado Building H, LLC
TIC Colorado Building 2, LLC
TIC Colorado Building 3, LLC
TIC Colorado Building 4, LLC
TIC Colorado Building 5, LLC
TIC Colorado Building 6, LLC
TIC Colorado Building 7, LLC
TIC Colorado Building 8, LLC
TIC Colorado Building 10, LLC

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

                                   EXHIBIT "B"

                                 INITIAL BUDGET

                                   EXHIBIT "C"

                               LEASING COMMISSIONS

        (1) Two and one-half percent (2.5%) of base rent of new leases, expansions, extensions and renewals (collectively, "Leases") that are not co-brokered.

        (2) Five percent (5%) of base rent of Leases that are co-brokered (if the commission is shared with such co-broker).

        (3) For the purpose of computing any leasing commission due and payable hereunder, the term "base rent" shall mean the fixed or minimum rent stated in the Lease in question (regardless of how such rent is denominated), but excluding the following items of additional rent (regardless of how such items are denominated and whether or not they are identified separately from the fixed rent under such Lease or payable as part of, or an increase in, the fixed rent):

        (a) any additional rent payable pursuant to any escalation provision in such Lease and representing the Lessee's share of owner's operating costs and expenses, real estate taxes, utilities, insurance and the like or any increase therein, including any such escalation provision which is determined on the basis of a consumer price or other index;

        (b) any additional rent representing reimbursement to owner for electricity, gas, oil or other utility charges or service paid by the owner in respect to the lessee's leased space which are not to be provided by the owner during regular building hours pursuant to the applicable standard form of lease;

        (c) any additional rent representing an amortization of the lessee's contribution to the owner for tenant finish which is non-standard tenant finish or unique to a specific lessee's use or occupancy, or any increase in the base rent (over the prevailing base rent quoted by the owner to other prospective lessees) which represents an amortization of the cost of such tenant finish;

        (d)     any service charge or late charge; and

        (e)     any security deposit or payment of rent in advance as security.

        (4) The Property Manager shall be entitled to receive the leasing commissions specified herein with respect to any new Lease for which it commenced negotiations during the term of this Agreement, provided that (i) the Property Manager lists such Lessee as a prospect in a certificate delivered to owners within forty-five (45) days after the termination of this Agreement and
(ii) such Lease is executed and delivered by the lessee and the owner within one hundred eighty (180) days after the termination of this Agreement (or such longer period not to exceed one (1) year following termination of this Agreement if, as of the end of the 180 day period, active negotiations continue with a prospect and those negotiations culminate in the execution of a Lease). The owner or its then acting property manager or leasing agent shall negotiate in good faith with the lessee or prospective lessee in question in an effort to consummate the Lease in question within said 180 day period.

        (5) Leasing commissions due with respect to new leases shall be payable fifty percent (50%) upon the execution of the Lease by both the owner and the lessee and receipt by the owner of any required security deposit and fifty percent (50%) within ten (10) days of the date the lessee accepts its leased premises, as confirmed by a commencement date agreement or other similar writing. Leasing commissions with respect to extensions, renewals or expansions shall be payable upon the execution by both the owner and lessee of the amendment or other instrument effecting such extension, renewal or expansion, provided that if a lessee exercises a unilateral extension, renewal or expansion right contained in its Lease and no further instrument is required to effect such extension, renewal or expansion, the leasing commission shall be payable upon the lessee's exercise of such right.

        (6) Unless otherwise agreed for a specific Lease, if a Lease provides that the lessee shall have the right to cancel the Lease prior to the expiration of the term thereof, the leasing commission payable with respect thereto shall be computed only upon the noncancellable portion of the term. If the lessee elects not to cancel the Lease an additional leasing commission shall be determined and computed for the balance of the term and shall be payable when the right to cancel expires. Notwithstanding the foregoing, if the lessee's cancellation right obligates the lessee to repay the leasing commission for the cancelled portion of the Lease term to the owner upon cancellation, then the owner shall pay the Property Manager the full leasing commission as if there was no right to cancel contained in the Lease.